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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2011

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 So. State Street Ste. 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 20, 2011, the Board and holders of a majority of the voting rights of the outstanding capital stock of Fuelstream Inc. (the “Company”) approved a restatement of the Company’s Certificate of Incorporation.  The purpose of the restatement of the Certificate of Incorporation was to;

(i)     Decrease the number of authorized shares of Preferred Stock to 200 and decrease the number of authorized shares of Common Stock to 50,000,000.

(ii)   Restate, consistent with the Certificate of Designation filed by the Company on June 14, 2011, with respect to the Preferred Stock , defining the powers, preferences, rights, and restrictions thereof.

(iii) Amend Article VII, which specifies that no amendment or restatement of the Certificate of Incorporation of the Company shall be valid unless approved by holders of a majority of the voting rights of the Company which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Certificate of Incorporation of Fuelstream, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: November 22, 2011	By:	/s/ John Thomas
John Thomas Chief Executive Officer